Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-266084 and 333-266104) and Form S-8 (No. 333-230995, 333-237285 and 333-264587) of HOOKIPA Pharma Inc. of our report dated March 15, 2023 relating to the financial statements, which appears in this Form 10-K.

Vienna, Austria

March 15, 2023

PwC Wirtschaftsprüfung GmbH

/s/ Stefano Mulas

German Certified Public Accountant